Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Maria F. Slippen	Robert S. Schneider
U.S.I. Holdings Corporation	U.S.I. Holdings Corporation
914-749-8511	914-749-8702
maria.slippen@usi.biz	rschneider@usi.biz

U.S.I. Holdings Corporation Named in Class Action Suit

BRIARCLIFF MANOR, NY, October 21, 2004 – U.S.I. Holdings Corporation (“USI”) (Nasdaq: USIH) today announced that the company has been named in a class action suit filed in New York on behalf a client of a Marsh & McLennan subsidiary against the 10 largest U.S. insurance brokers and four of the largest commercial insurers relating to the pricing and placement of insurance.

USI is in the process of reviewing the complaint. The company intends to defend vigorously against the allegations made against it.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar. These statements are based on management’s current expectations and are inherently subject to uncertainties and changes in circumstances. Detailed information about the factors that could cause actual results to differ materially from those described in the forward-looking statements is contained in USI’s filings with the SEC. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

About U.S.I. Holdings Corporation

Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 59 offices in 19 states.